Exhibit 99.1
FOR IMMEDIATE RELEASE

Company Contact:	Investor Relations Contact:
James Wilson, CEO	Kathleen Heaney
JK Acquisition Corporation	Integrated Corporate Relations
713-978-7557	203- 803-3585
Allen Neel, President
Multi-Shot, LLC
936-441-6655
JK Acquisition Corp. Announces Multi-Shot, LLC Partnership with The Stephens Group, LLC
HOUSTON, TX (April 3, 2007) — JK Acquisition Corp. (AMEX: JKA, JKA-U, JKA-WS) announced today that Multi-Shot, LLC (“Multi-Shot” or the “Company”) has finalized an agreement under which The Stephens Group, LLC, a Little Rock, Arkansas based private equity firm, has made a majority equity investment in the Company and provided subordinated debt financing. The transaction completes a partial recapitalization that will position the Company for the next stage of its growth and further expand its service capabilities for its customers.
Multi-Shot, headquartered in Conroe, Texas, is an independent directional drilling services company. The Company has grown throughout Texas, Louisiana, and into the Rocky Mountains and Montana while successfully establishing itself as one of the premier directional drilling service companies in the Barnett Shale. The Company provides directional drilling services, down-hole surveying, measurement while drilling (“MWD”) services, down-hole motors, and steering tool services, principally to the land based energy sector. Prior to the recapitalization, the Company was owned by management and Catalyst/Hall, a Houston, Texas based private equity firm.
As described in the JK Acquisition Corp. Form 8-K filed on February 15, 2007, Multi-Shot is presently a party to an existing First Amended and Restated Agreement and Plan of Merger (“Merger Agreement”) with JK Acquisition Corp. The initial merger agreement, dated September 6, 2006, was amended in its entirety on February 14, 2007, to, among other things, anticipate and be conditioned upon the recapitalization of the Company with The Stephens Group (referred to as the “Investor” in the Merger Agreement). Under the terms of the Merger Agreement, which is expected to close prior to July 31, 2007, the consideration payable to Multi-Shot’s members, which now includes The Stephens Group, Catalyst/Hall, and management of the Company, will consist of common stock and warrants that can be exercised for common stock of JKA and the payment of certain Company debt, including The Stephens Group’s subordinated debt. Following the consummation of the merger, JKA will change its name to MS Energy

Services, Inc. The existing Multi-Shot management team will continue to be responsible for managing the operations of the merged company.
“We have known the principals of The Stephens Group for several years, and we are very pleased that they have completed the partial recapitalization and their commitment to participate in the Merger Agreement. We look forward to The Stephens Group, Catalyst/Hall and management working together to build the business of Multi-Shot,” said Ron Nixon, a founding principal of Catalyst/Hall. “Likewise, we look forward to working with JKA for a timely completion of the SEC review process and the shareholder vote on the Merger Agreement.”
“Multi-Shot is honored to add another well known and highly regarded private equity investor to its ownership in The Stephens Group and to involve its designees on the Company’s board,” said Allen Neel, President of Multi-Shot. “The principals of The Stephens Group have lengthy resumes of involvement in the oil and gas industry, including meaningful investments in the energy service sector. This transaction further strengthens Multi-Shot in a variety of ways and is beneficial for the Company, its customers, suppliers and employees.”
“We are excited to invest in and with the Multi-Shot management team and Catalyst/Hall,” said K. Rick Turner, senior managing principal at The Stephens Group. “The Company’s high quality directional drilling services, experienced management team, and growing motor and MWD fleet position it well for continued growth. In addition, we are very optimistic regarding the future of directional drilling as producers continue to exploit resource plays in the face of accelerating decline curves of proved and producing reserves. We have evaluated numerous drilling company investments over the years and feel Multi-Shot is uniquely positioned to continue to grow vis-à-vis current industry trends. This recapitalization will enable the Company to continue to execute its internal growth initiatives as well as explore accretive acquisitions. Furthermore, Catalyst/Hall’s investment philosophy mirrors that of The Stephens Group. We are each dedicated to a long-term partnership-oriented investment style that focuses on prudently capitalized value creation.”
Mr. Turner is joining Allen Neel and Ron Nixon on the Multi-Shot Board of Managers along with Jim Jacoby, a principal at The Stephens Group, and Kim Eubanks, Chief Executive Officer of CamWest — a company formerly affiliated with The Stephens Group.
Jim Wilson, CEO of JK Acquisition Corp. remarked, “We are quite pleased to announce the completion of the private recapitalization of Multi-Shot. We believe The Stephens Group brings a wealth of experience to Multi-Shot. We look forward to working with The Stephens Group and the Multi-Shot management team as we move forward to complete the proposed merger.”
Additional information about the transaction and Multi-Shot, LLC can be found in JK Acquisition Corp.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 7, 2006, Form 8-K filed with the Securities and

Exchange Commission on February 15, 2007, and Form 8-K filed with the Securities and Exchange Commission on April 3, 2007.
About JK Acquisition Corp. (www.jkacq.com)
Based in Houston, Texas, JK Acquisition Corp. was formed for the purpose of acquiring one or more operating businesses. JK Acquisition Corp. raised net proceeds of approximately $77 million through its initial public offering consummated in April 2006 and has dedicated its time since the offering to seeking and evaluating business combination opportunities. JK Acquisition Corp.’s efforts have not been limited to a particular industry, but it has focused its efforts on acquiring an operating business in the manufacturing, distribution or service sectors headquartered in North America.
About Multi-Shot, LLC
Based in Conroe, Texas, Multi-Shot, LLC provides directional drilling services with an established presence in most major onshore producing basins in the U.S. Since its inception in 1980, the company has developed into a leading independent service provider that employs a highly skilled and experienced labor force. The Company owns and operates equipment of the highest standards and maintains a diversified customer base that includes large U.S. independent exploration and production companies.
About Catalyst/Hall (www.catalysthall.com)
Catalyst/Hall and its affiliated family of private investment funds specialize in middle market equity and mezzanine investments from their offices in Chicago, Houston, Dallas, and Oklahoma City. Catalyst/Hall, which was formed in 2002 by affiliates of The Catalyst Group and Hall Brothers Capital of Oklahoma City, formally ceased investing in 2006, but both Catalyst and Hall Brothers Capital continue to manage equity and debt funds seeking investment opportunities in manufacturing, distribution, and service companies with solid, defensible business franchises and a defined requirement for capital. Catalyst and Hall Brothers Capital continue their cooperative pursuit of co-investments in furtherance of their affiliation which began in 1999. Both Catalyst and Hall Brothers investment partnerships include high-net worth families and institutions that are focused on long-term value creation and capital appreciation.

About The Stephens Group, LLC (www.stephensgroup.com)
The Stephens Group, LLC, is a private, family-owned firm that invests its capital in private and public companies with exceptional management teams and high returns on invested capital in growing industries. The principals of The Stephens Group have over 70 years of history of successfully investing in both minority and control positions across multiple industries. The Stephens Group, through its affiliates, has large positions in gas exploration and production (Stephens Production Company), natural gas gathering and processing (Energy Transfer Partners, (NYSE:ETP)), energy services (North American Energy Partners (NYSE:NOA), JV Industrial Companies, and Seminole Energy Services), media, communications, consumer, manufacturing, and other industries. The Stephens Group typically provides equity capital of $5 million to $75 million dollars per transaction and looks to invest $100-$200 million per year.
Safe Harbor
This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about JK Acquisition Corp., Multi-Shot, Inc. (the wholly owned merger subsidiary of JK Acquisition Corp.) and Multi-Shot, LLC (“Multi-Shot”) and their combined business after completion of the proposed merger transaction. Forward looking statements are statements that are not historical facts. All statements, other than statements of historical fact, including, without limitation, statements regarding JK Acquisition Corp.’s or Multi-Shot’s financial position, business strategy, plans and JK Acquisition’s or Multi-Shot’s management’s objectives and future operations, and industry conditions, are forward-looking statements. Such forward-looking statements, based upon the current beliefs and expectations of JK Acquisition Corp.’s and Multi-Shot’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements (“Cautionary Statements”): the failure of JK Acquisition Corp. stockholders to approve the agreement and plan of merger and the transactions contemplated thereby; the number and percentage of JK Acquisition Corp. stockholders voting against the merger and/or electing to exercise their redemption rights; changing interpretations of generally accepted accounting principles; costs associated with continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Multi-Shot is engaged; the overall U.S. land-based level of rigs and drilling activity; the continued ability of Multi-Shot to successfully execute its business plan involving the proper management of its human resources and asset base; demand for the products and services that Multi-Shot provides; general economic conditions; and, geopolitical events and regulatory changes, as well as other relevant risks detailed in JK Acquisition Corp.’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Neither JK Acquisition Corp. nor Multi-Shot assumes any obligation to update the information contained in this press release. All subsequent written and oral forward-looking statements attributable to JK Acquisition

Corp., Multi-Shot, or persons acting on JK Acquisition Corp.’s or Multi-Shot’s behalf, are expressly qualified in their entirety by the Cautionary Statements.
Additional Information and Where to Find It
Stockholders of JK Acquisition Corp. and other interested persons are advised to read JK Acquisition Corp.’s preliminary proxy statement on Schedule 14A, as filed with the SEC on November 22, 2006, and, when available, the definitive proxy statement in connection with JK Acquisition Corp.’ s solicitation of proxies for the special meeting because these proxy statements will contain important information. Such persons can also read JK Acquisition Corp.’s final prospectus, dated April 11, 2006, for a description of the security holdings of the JK Acquisition Corp. officers and directors and of the managing underwriters and their respective interests in the successful consummation of this business combination. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the merger. Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, by directing a proxy statement and definitive proxy statement, once available, and the final prospectus can also be obtained, without charge, at the U.S. Securities and Exchange Commission’s Internet site (http://www.sec.gov).